EXHIBIT 12
FIRSTENERGY CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$216	$405
Interest and other charges, before reduction for amounts capitalized and deferred	496	421
Provision for income taxes	179	245
Interest element of rentals charged to income (a)	74	77

Earnings as defined	$965	$1,148

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$496	$421
Interest element of rentals charged to income (a)	74	77

Fixed charges as defined	$570	$498

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.69	2.31

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12
FIRSTENERGY SOLUTIONS CORP.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in millions)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$56	$214
Interest and other charges, before reduction for amounts capitalized and deferred	108	106
Provision for income taxes	24	113
Interest element of rentals charged to income (a)	44	46

Earnings as defined	$232	$479

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$108	$106
Interest element of rentals charged to income (a)	44	46

Fixed charges as defined	$152	$152

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.53	3.15

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
OHIO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$68,765	$73,484
Interest and other charges, before reduction for amounts capitalized and deferred	44,156	44,465
Provision for income taxes	34,029	31,465
Interest element of rentals charged to income (a)	29,048	32,386

Earnings as defined	$175,998	$181,800

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$44,156	$44,465
Interest element of rentals charged to income (a)	29,048	32,386

Fixed charges as defined	$73,204	$76,851

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.40	2.37

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$35,050	$35,918
Interest and other charges, before reduction for amounts capitalized and deferred	65,213	66,883
Provision for income taxes	10,645	19,628
Interest element of rentals charged to income (a)	889	896

Earnings as defined	$111,797	$123,325

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$65,213	$66,883
Interest element of rentals charged to income (a)	889	896

Fixed charges as defined	$66,102	$67,779

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.69	1.82

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
THE TOLEDO EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$17,408	$14,725
Interest and other charges, before reduction for amounts capitalized and deferred	20,858	20,942
Provision for income taxes	3,164	6,330
Interest element of rentals charged to income (a)	14,586	16,139

Earnings as defined	$56,016	$58,136

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$20,858	$20,942
Interest element of rentals charged to income (a)	14,586	16,139

Fixed charges as defined	$35,444	$37,081

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.58	1.57

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
JERSEY CENTRAL POWER & LIGHT COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$61,314	$79,119
Interest and other charges, before reduction for amounts capitalized and deferred	61,839	60,213
Provision for income taxes	48,461	57,051
Interest element of rentals charged to income (a)	2,967	3,283

Earnings as defined	$174,581	$199,666

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$61,839	$60,213
Interest element of rentals charged to income (a)	2,967	3,283

Fixed charges as defined	$64,806	$63,496

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.69	3.14

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$39,365	$29,424
Interest and other charges, before reduction for amounts capitalized and deferred	26,187	26,775
Provision for income taxes	19,232	20,884
Interest element of rentals charged to income (a)	719	1,078

Earnings as defined	$85,503	$78,161

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$26,187	$26,775
Interest element of rentals charged to income (a)	719	1,078

Fixed charges as defined	$26,906	$27,853

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.18	2.81

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined

EXHIBIT 12
PENNSYLVANIA ELECTRIC COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30
	2011	2010
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$32,024	$30,273
Interest and other charges, before reduction for amounts capitalized and deferred	34,595	34,920
Provision for income taxes	25,356	22,969
Interest element of rentals charged to income (a)	1,702	1,668

Earnings as defined	$93,677	$89,830

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$34,595	$34,920
Interest element of rentals charged to income (a)	1,702	1,668

Fixed charges as defined	$36,297	$36,588

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.58	2.46

(a)	Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined